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                                   EXHIBIT 4.62

                             INFOWAVE SOFTWARE, INC.

             EMPLOYEE AND DIRECTOR STOCK OPTION AND STOCK BONUS PLAN
                                January 17, 2005

     (as approved by the sole shareholder on January 17, 2005, as amended by shareholders on June 30, 2005)


PART 1   INTRODUCTION

1.01     PURPOSE

         The purpose of the Plan is to assist Eligible Persons of the Company and its Subsidiaries to participate in the growth and development of the Company and its Subsidiaries by providing such persons with the opportunity to acquire an increased proprietary interest in the Company.

1.02     DEFINED TERMS

As used herein, the following definitions shall apply:

"Applicable Laws" means the legal requirements relating to stock option plans, if any, pursuant to the Securities Acts and the regulations thereunder of British Columbia and Ontario, U.S. state corporate laws, U.S. federal and state and securities laws, the Code and the rules of any applicable Stock Exchange;

"Board" means the board of directors of the Company or, if established and duly authorized to act, the Executive Committee of the board of directors of the Company;

"Bonus Share" means a Share issued under the Stock Bonus Plan;

"Business Day" means any day, other than a Saturday or a Sunday, on which the Exchange is open for trading;

"Change of Control" means:

         (a) any Person, or combination of Persons acting jointly or in concert, acquiring or becoming the beneficial owner of, directly or indirectly, more than 50% of the voting securities of the Company, whether through the acquisition of previously issued and outstanding voting securities of the Company or of voting securities of the Company that have not been previously issued, or any combination thereof or any other transaction having a similar effect; and

         (b) amalgamation, merger or arrangement of the Company with or into another where the holders of Shares immediately prior to the transaction will hold less than 51% of the voting securities of the resulting entity upon completion of the transaction;



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"Code" means the United States Internal Revenue Code of 1986, as amended;

"Company" means INFOWAVE SOFTWARE, INC., formerly Infowave Wireless Messaging Incorporated, a company incorporated under the Company Act (British Columbia);

"Eligible Person" means a person who is, at the time the Option is granted:

         (a) a director, senior officer or full-time employee of the Company or its Subsidiary;

         (b)   a consultant who:

               (i) provides ongoing consulting services to the Company or the Subsidiary under a written contract;

               (ii) possesses technical, business or management expertise of value to the Company or the Subsidiary;

               (iii) spends a significant amount of time and attention on the business and affairs of the Company or the Subsidiary; and

               (iv) has a relationship with the Company or Subsidiary that enables the individual to be knowledgeable concerning the business and affairs of the Company; or

         (c) an employee of a management company providing services (other than investor relations) to the Company or its Subsidiary;

"Exchange" means The Toronto Stock Exchange;

"Fair Market Value" means, with respect to a Share, the closing price of the Shares on the Exchange on the day prior to the grant of the Option or the grant of the Bonus Shares, as the case may be, or if the Shares are not listed on the Exchange, on such other exchange or exchanges on which the Shares are listed on a specified day. If no Shares have been traded such day, the Fair Market Value shall be established on the same basis on the last previous day for which a trade was reported by the Exchange or such other exchange. If the Shares are not listed and posted for trading on the Exchange or such other exchange on such day, the Fair Market Value shall be such price per Share as the Board, acting in good faith, may determine;

"Insider" has the meaning ascribed thereto in the Securities Legislation and regulation of British Columbia and Ontario;

"Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of section 422 of the Code, as designated in the applicable Option Agreement;

"Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Option Agreement.


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"Option" means an option to purchase Shares granted under the Plan;

"Option Agreement" means a written option agreement between the Company and an Optionee.

"Option Price" means the price per share at which Shares may be purchased under the Option, as the same may be adjusted from time to time in accordance with
Section 2.03 or 4.03;

"Optionee" means a person to whom an Option has been granted;

"Person" has the meaning ascribed thereto in the Securities Act (British Columbia), as amended from time to time;

"Plan" means this Stock Option and Stock Bonus Plan, as amended from time to time;

"Shares" means the common shares of the Company, or, in the event of an adjustment contemplated by Section 4.03, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment;

"Stock Bonus Plan" means the plan established and operated pursuant to Part 3 hereof;

"Stock Option Plan" means the plan established and operated pursuant to Part 2 hereof;

"Subsidiary" means a subsidiary of the Company within the meaning of the Securities Act (British Columbia);

"U.S. Eligible Person" means an Eligible Person who is a United States Citizen or resident within the meaning of the Code; and

"U.S. Subsidiary" means a subsidiary of the Company within the meaning of
Section 424(f) of the Code or any successor provision.

PART 2   STOCK OPTION PLAN

2.01     ELIGIBILITY, GRANT AND TERMS OF OPTIONS

         (a) Options may be granted to Eligible Persons, including to persons who are Insiders of the Company.

         (b) Except as otherwise provided in this Plan, the number of Shares subject to each Option, the Option Price, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such option shall be determined by the Board; provided, however, that Options shall have the following minimum attributes:

               (i) all Options must be exercisable during a period not extending beyond 5 years from the time the Option was granted;


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               (ii)  the Option Price must not be lower than the closing market price of the shares on the Exchange on the date prior to the grant of the Option;

               (iii) all Options are non-transferable or assignable by the
                     Optionee otherwise than by will or the law of intestacy and the Option may be exercised during the lifetime of the Optionee only by the Optionee;

               (iv) if the Optionee should die while an Eligible Person, the Option may then be exercised by the legal heirs or personal representatives of the Optionee, to the same extent as if the Optionee were alive and an Eligible Person for a period not exceeding the earlier of 6 months after the death of the Optionee, or the expiry of the Option but only for such shares as the Optionee was entitled to at the date of the death of the Optionee; and

               (v) subject to paragraph (iv) hereof [relating to the death of an Optionee] and unless the Board otherwise determines at the time of grant of the Option, each Option held by an Optionee will terminate on the earlier of 30 days after the Optionee ceases to be an Eligible Person and the expiry date of the applicable Option.

2.02     EXERCISE OF OPTIONS

         (a) Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Company at its registered office of a written notice of exercise addressed to the Secretary of the Company specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the Option Price of the Shares to be purchased. Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

         (b) Notwithstanding any of the provisions contained in the Plan or in any Option, the Company's obligation to issue Shares to an Optionee pursuant to the exercise of an Option shall be subject to:

               (i) completion of such registration or other qualification of such Shares or obtaining approval of such governmental authority as the Company shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

               (ii) the listing of such Shares on any stock exchange on which the Shares may then be listed; and

               (iii) the receipt from the Optionee of such representations, agreements and undertakings, including as to future dealings in such Shares, as the Company or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.


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In this connection the Company shall, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on any stock exchange on which the Shares are then listed.

2.03     VESTING

         (a)   The Board may determine, in its sole discretion, subject to
               Section 2.04 hereof, the vesting schedule applicable to each Option, which vesting schedule will be set out in the documents relating to the grant of the Option.

         (b) The Board may, in its sole discretion, and in certain circumstances, amend, abridge, or otherwise eliminate any vesting schedule as its applies to any outstanding stock options issued to Eligible Persons pursuant to the Plan, so that any such stock options, whether vested or unvested, may have an amended vesting schedule or may immediately vest and become exercisable.

2.04     CHANGE OF CONTROL

         Without limiting Section 2.03 of this Plan and notwithstanding that directors of the Company may hold unvested Options, in the event of an offer being made, either to the Company or to the shareholders of the Company, by a person acting at arm's length to the Company, as that term is defined in the Income Tax Act (Canada), by which a Change of Control is proposed, whether with the co-operation of the Board or otherwise, then prior to the completion of such Change of Control, the Board may, in its sole and absolute discretion, cause any or all outstanding stock options issued to Eligible Persons pursuant to the Plan (except only those which are subject to cancellation), whether vested or unvested, to vest and be exercisable as at such time as the Board may determine.

2.05     MISCELLANEOUS

         (a) The holder of an Option shall not have any rights as a shareholder of the Company with respect to any of the Shares covered by such Option until such holder shall have exercised such Option in accordance with the terms of the Plan and the issuance of the Shares by the Company.

         (b) Nothing in the Plan or any Option shall confer upon any Optionee any right to continue in the employ of the Company or any Subsidiary of the Company or affect in any way the right of the Company or any such Subsidiary to terminate his employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Company or any such Subsidiary to extend the employment of any Optionee beyond the time that he would normally be retired pursuant to the provisions of any present or future retirement plan of the Company or any Subsidiary or any present or future retirement policy of the Company or any Subsidiary, or beyond the time at which he would otherwise be retired pursuant to


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               the provisions of any contract of employment with the Company or any Subsidiary.

         (c) To the extent required by law or regulatory policy or necessary to allow Shares issued on exercise of an option to be free of resale restrictions, the Company shall report the grant, exercise or termination of the Option to the Exchange and the appropriate securities regulatory authorities.

PART 3   STOCK BONUS PLAN

3.01     PARTICIPATION

         Bonus Shares shall be granted and issued only to Eligible Persons, including persons who are Insiders of the Company.

3.02     DETERMINATION OF BONUS SHARE RECIPIENTS

         The Board shall make all necessary or desirable determinations regarding the issuance of Bonus Shares to Eligible Persons. In making such determination, the Board must only consider the value of past services actually performed for the Corporation by a particular Eligible Person and shall determine the value of such services that is, in all circumstances, no greater than fair market value.

3.03     PRICE

         The issue price per Bonus Share shall be determined from time to time by the Board but, in any event, shall not be lower than the Fair Market Value of the Shares at the time of issuance of the Bonus Shares.

3.04     ISSUANCE OF BONUS SHARES

         The Board may at any time authorize the issuance of Bonus Shares to such Eligible Persons as it may select, subject to the provisions of the Plan. The Date of each issuance shall be determined by the Board when the issuance is authorized.

PART 4   GENERAL

4.01     ADMINISTRATION OF THE PLAN

         (a)   The Plan shall be administered by the Board.

         (b) The Board shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan and the policies of the Exchange from time to time in effect:

               (i) to establish policies and procedures for carrying out the purposes, provisions and administration of the Plan;


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               (ii)  to interpret and construe the Plan and to determine all questions arising out of the Plan and any Option or Bonus Share granted pursuant to the Plan, and any such interpretation, construction or termination made by the Board shall be final, binding and conclusive for all purposes;

               (iii) to determine which Eligible Persons are granted Options and to grant Options;

               (iv) to determine which Eligible Persons are granted Bonus Shares and to issue Bonus Shares;

               (v)   to determine the number of Shares covered by each Option;

               (vi)  to determine the Option Price and price per Bonus Share;

               (vii) to determine the time or times when Options will be
                     granted, vest and be exercisable;

               (viii) to determine if the Shares that are subject to an Option will be subject to any restrictions upon the exercise of such Option; and

               (ix) to prescribe the form of the instruments relating to the grant, exercise and other terms of options.

         (c) A director of the Company to whom an Option or Bonus Share may be granted shall not participate in the decision of the Board to grant such Option or issue such Bonus Share.

4.02     SHARES SUBJECT TO PLAN

         (a) The number of Shares reserved for issuance pursuant to this Plan (together with those Shares which may be issued pursuant to any other employee-related plan of the Company or options for services granted by the Company) is 32,925,333 Shares;

         (b) The number of Shares which may be reserved for issuance pursuant to the Stock Option Plan shall not exceed in the aggregate 30,000,333;

         (c) The number of Shares which may be reserved for issuance pursuant to the Stock Bonus Plan shall not exceed in the aggregate 2,925,000;

         (d) The number of Shares reserved for issuance pursuant to the Stock Option Plan (together with those Shares which may be issued pursuant to any other employee-related plan of the Company or options for services granted by the Company) to any one Person shall not exceed 5% of the Shares outstanding on a non-diluted basis from time to time;


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         (e)   The number of Shares which may be reserved for issuance pursuant to this Stock Option Plan (together with those Shares which may be issued pursuant to any other employee-related plan of the Company or options for services granted by the Company) to all Insiders shall not exceed 10% of the Shares outstanding on a non-diluted basis from time to time;

         (f) The number of Shares which may be issued pursuant to this Plan (together with those Shares which may be issued pursuant to any other employee-related plan of the Company or options for services granted by the Company) to all Insiders within a one-year period shall not exceed 10% of the Shares outstanding on a non-diluted basis from time to time; and

         (g) The number of Shares which may be issued pursuant to this Plan (together with those Shares which may be issued pursuant to any other employee-related plan of the Company or options for services granted by the Company) to any one Insider and such Insider's associates within a one-year period shall not exceed 5% of the Shares outstanding on a non-diluted basis from time to time.

4.03     CERTAIN ADJUSTMENTS

         Appropriate adjustments in the number of Shares subject to the Plan, and as regards Options granted or to be granted, in the number of Shares optioned and in the Option Price, shall be made by the Board to give effect to adjustments in the number of Shares of the Company resulting from subdivisions, consolidations or reclassifications of the Shares of the Company, the payment of stock dividends by the Company (other than dividends in the ordinary course) or other relevant changes in the capital stock of the Company. The appropriate adjustment in any particular circumstance shall be conclusively determined by the Board in its sole discretion.

4.04     AMENDMENT OR DISCONTINUANCE OF PLAN

         The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may increase the maximum number of Shares that may be optioned under the Plan, change the manner of determining the Option Price or, without the consent of the Optionee, alter or impair any Option previously granted to an Optionee under the Plan. No amendment to this Plan shall be applicable to any Option granted or to be granted to an Insider of the Company until the amendment is approved by the holders of the Shares.

4.05     LOANS TO OPTIONEES

         Subject to applicable law and other applicable rules of any stock exchange in Canada upon which Shares of the Company are listed, the Company may in its sole discretion arrange for the Company or any Subsidiary to make loans or provide guarantees for loans by financial institutions to assist Optionees to purchase Shares upon the exercise of the Options so granted or to assist the Optionees to pay any income tax eligible upon exercise of the Options. Such loans may be secured or unsecured, and shall bear interest at such rates, if any, and be on such other terms as may be determined by the Company. Notwithstanding the foregoing, this Section 4.05


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shall not apply so long as the Company is listed on the Exchange unless the
Exchange gives specific approval to such a loan.

4.06     ADDITIONAL PROVISIONS CONCERNING U.S. OPTIONEES


         (a) Options granted to a U.S. Eligible Person will generally be Incentive Stock Options, provided however, that the Board may, at its discretion, at the time of the grant of the Options, make a determination as to whether the Options will be deemed Incentive Stock Options or Non-Qualified Stock Options. Notwithstanding the foregoing, an Option that is an Incentive Stock Option shall not be granted to an employee of a Subsidiary unless such Subsidiary is also a U.S. Subsidiary.

         (b) The maximum aggregate number of Shares which may be subject to Options that are Incentive Stock Options under the Plan is 1,528,634 Shares, subject to adjustment as provided in Section
               4.03 and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

         (c) Options granted to an Optionee who is a United States citizen or resident within the meaning of the Code and who is not an employee of the Corporation or a U.S. Subsidiary within the meaning of section 424(f) of the Code (or any successor provision) will not be Incentive Stock Options. Any Option Agreement with such an Optionee for a grant of Options under the Plan will state that the Options granted thereunder are Non-qualified Options for U.S. income tax purposes.

         (d) In addition to the terms and conditions of Options granted under the Plan referred to in the preceding Sections, Options granted to a U.S. Eligible Person that are granted by the Board as Incentive Stock Options will be subject to the following terms and conditions:

               (i) Options will be designated in the written Option Agreement, attached hereto as Exhibit A, between the Company and the U.S. Eligible Person as either Incentive Stock Options or Non-Qualified Stock Options;

               (ii) If the U.S. Eligible Person is directly or indirectly the beneficial owner of 10% or more of the combined voting power of all classes of shares in the capital of the Company or a Subsidiary at the time an Option is granted to the U.S. Eligible Person, the exercise price of such Option will be equal to at least 110% of the fair market value of the shares, determined in accordance with Section 2.01(b), and the term of the Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Option Certificate;

               (iii) Options may not be transferred, assigned or pledged in any manner other than by will or applicable laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee; and


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               (iv)  No Options may be granted after the date immediately preceding the tenth anniversary of the earlier of the date this Plan was adopted or was approved by the Company's shareholders, except that if an amendment and restatement of this Plan has subsequently been approved by the Company's shareholders, no Options may be granted after the date immediately preceding the tenth anniversary of the date of such subsequent approval.

         (e) If a U.S. Eligible Person is granted Options under the Plan, the Option Agreement with the U.S. Employee will contain acknowledgements by the U.S. Employee that:

               (i) notwithstanding a designation of Options granted to a U.S. Eligible Person as Incentive Stock Options, to the extent that the aggregate fair market value, determined as of the date such Options were granted, of the Shares issuable on exercise of Options which are exercisable for the first time by any U.S. Eligible Person during any calendar year exceeds US $100,000, such excess Options shall not be treated as Incentive Stock Options; and

               (ii) in order for Options granted under the Plan to be treated as Incentive Stock Options:

                     1) Shares purchased on the exercise of an Option must not be sold or otherwise disposed of within 2 years from the date the Option was granted, or within 1 year from the date the Option was exercised; and

                     2) the U.S. Eligible Person must maintain his status as a employee of the Company or Subsidiary at all times during the period beginning on the date the Option is granted and ending 30 days before the date an Option is exercised.

               (iii) The acknowledgement of the U.S. Eligible Person in (ii) 2)
                     above does not confer upon the U.S. Eligible Person any right with respect to continuation of his employment relationship with the Company, nor will it interfere in any way with the Company's right to terminate his employment relationship at any time, with or without cause.

         (f) Unless and until Bonus Shares or Shares issuable upon the exercise of Options are registered under the United States Securities Act of 1933, Shares issued under this Plan to an Eligible Person who is a resident of the United States of America will contain the following legend, as amended or supplemented by applicable laws:

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY



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               STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, OR
               OTHERWISE TRANSFERRED OR ASSIGNED EXCEPT (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, IF AVAILABLE, OR (C) INSIDE THE UNITED STATES
               (1) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (2) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN CONNECTION WITH ANY TRANSFERS PURSUANT TO (C)(1) OR (C)(2) ABOVE, THE SELLER HAS FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, REASONABLY SATISFACTORY TO THE COMPANY, TO THAT EFFECT.

         (g) Notwithstanding this Section 4.06, the Company does not assume responsibility for the income or other tax consequences for Optionees or Eligible Persons under the Plan and they are advised to consult their own tax advisors.

                               *       *        *

Received Board Approval:  June 1, 2005

Received Shareholder Approval:  June 30, 2005